investor PRESENTATION usio.com 8/19/2019 Payment Data Systems | paymentdata.com 1

Forward Looking Statements These slides and any accompanying oral presentation contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other Federal securities laws. These forward-looking statements are identified by the use of words such as “believe,” “expect,” “prepare,” “anticipate,” “target,” “launch,” and “create,” or similar expressions including statements about commercial operations, technology progress, growth and future financial performance of Payment Data Systems, Inc. and its subsidiaries (the “Company”). Forward-looking statements in this presentation are subject to certain risks and uncertainties inherent in the Company’s business that could cause actual results to vary, including such risks that the Company’s security applications may be insufficient; the Company’s ability to adapt to rapid technological change; adverse effects on the Company’s relationships with Automated Clearing House, bank sponsors and credit card associations; the Company’s ability to comply with federal or state regulations; the Company’s exposure to credit risks, data breaches, fraud or software failures, and other risks detailed from time to time in the Company’s filings with the Securities and Exchange Commission including its annual report on Form 10-K for the year ended December 31, 2018. One or more of these factors have affected, and in the future could affect, the Company’s businesses and financial results and could cause actual results to differ materially from plans and projections. All forward-looking statements made in this release are based on information presently available to the Company’s management. The Company disclaims any obligation to update these forward-looking statements, except as required by law. This presentation contains statistics and other data that has been obtained from or compiled from information made available by third parties service providers. The Company has not independently verified such statistics or data. The information presented in this presentation is as of July 16, 2019 unless indicated otherwise. 2

Our Timeline 3

Intro Video 4

Our Story Fusion Our name, Usio, represents the f”usio”n of many products, many services, many incredible people and the infinite possibilities created through our innovative payments technology. Evolution The evolution of our business into a leading FinTech platform has vastly accelerated over the last several years. We now offer solutions covering processing needs from card issuing to merchant acquiring and operate interfaces ranging from mobile apps to application programming interfaces. The Brand This fresh new brand identity will help better position the company and more effectively communicate our industry-leading value proposition to our numerous constituencies. 5

Volume & Transactions Per Year $3500 14 $3,300 $3,400 $3000 12 $2,978 $2,916 Over $3.4 billion dollars $2,830 $2500 10 and 13 million transactions $2000 8 processed in 2018. $1500 6 Transactions Volume (Volume in millions) in (Volume $1000 4 (transactions in millions) in (transactions $630 $500 2 $0 Payment Data Systems | paymentdata.com 0 2013 2014 2015 2016 2017 2018 Revenue $25 30 $20 25 31% CAGR 2013-2018 $15 20 Revenue $10 * 15 ($ millions) ($ * 2016 top line revenue decreased due to a client selling a portion of $5 10 their merchant processing. $- 5 2013 2014 2015 2016 2017 2018 6

Investing in Growth Opportunities PAYMENT FACILITATION ACH PROCESSING growth engine Enhancing the Our cash cow funds high- value of our growth initiatives, including Payment Facilitation platform and and Prepaid. partnerships. PREPAID CARD ISSUANCE growth engine 7

GrowthStrategies Organic Strategic M&A Customer acquisition achieved through the execution of the Opportunistically seek acquisition candidates that meet following strategies: any or all of the following criteria: 1. ACH – Continue to expand reach in niche verticals for ACH 1. Acquire companies that have complimentary or (lending, mortgage, insurance, etc.) differentiated products or services 2. Prepaid – focus on B2B payments for a number of corporate 2. Acquire companies that provide for expanded disbursement solutions and virtual card issuing solutions distribution 3. Payment Facilitation – Leverage payment facilitation platform 3. Acquire companies that provide positive cash flow to establish strategic partnerships with ISV’s in low-risk, bill- centric verticals that represent favorable metrics 8

ACH Platform Record Processing Volume Highest annual volume in 2018 Multiple Originating Depository Financial Institutions Only Broad-Industry focused NACHA Certified sender More Funding Control Same Day Funding & Late Cutoff 9

Prepaid Card Services Per Diems, Corporate Expense Management, Contractor Payments Sample of Current Customers Sales Incentives, Employee Appreciation, Rewards Programs Loan/Funds Disbursements, Insurance Payments, Unique Forms of Compensation (medical trials, etc.) Refunds, Rebates, Claims – Disperse funds prior to the liability associated with escheatment responsibilities. Akimbo, a general purpose reloadable card solution for consumers. 10

Innovative Digital Platform in Action 11

The Evolution of Payments 12

Payment Facilitation TIME CONSUMING Becoming a PayFac can take years to develop It requires a significant FINANCIAL INVESTMENT EXPERTISE in financial technology and payments is required RISK & COMPLIANCE fraud detection, legal & the regulatory issues, data security and other complexities have to Cha enge be mitigated 13

We address the pain points associated with accessing merchant services through our leveraged distribution model. Step 1 – Remove the many players Reseller Sales Organization Payment Gateway Bank Step 2 – Eliminate friction Pick a gateway This can and control outcome Pick a processor take up to Engage salespeople 4 Weeks Negotiate processing rates Software Clients Complete an extensive paper application Merchants Go through credit underwriting Software Find an ACH vendor and contract separately Company Processor must send credentials to software provider The software provider must activate the merchant account, the final step of this unnecessarily laborious process. Traditional 1:1 Model 14

We participate in the fastest growing segment of the payments sector *According to Boston Consulting Group’s “Global Payments: The Interactive Edition” 15

PayFac-in-a-BoxTM Solutionthe SPEED We streamline the entire process, allowing software companies to start 1 monetizing payments in a meaningful way within 30 Days EASE We provide the most direct, and shortest path to revenue through our 2 PayFac-in-a-Box Integration Layer. EXPERTISE Our software partners leverage our expertise to solve for operational, risk, 3 compliance and associated complexities of the payments industry. 16

Entering the Payment Revenue Cycle < 30 Leverage Usio Days Operational to enter payment Infrastructure revenue cycle Integration Layer ISV - Contracting - Onboarding Card ACH Prepaid Data & - Underwriting Processing Processing Services Reporting - Access Account 17

Path to Revenue -Illustration 1,000 Merchants = $60,000,000 volume Sample ISV = 10 ISV’s = $600,000,000 volume 1,000 Merchants Top Line Revenue @ 2.79% $16.7mm Net Revenue @ .50% Spread - $3mm Assumptions: Annual Merchant Volume: $60,000 ISV Annual Merchant Volume: $60mm Processing Fee: 2.79% 18

APPENDIX

Investor Highlights Share Price $2.61 08/16/2019 52-week $1.38 range $3.82 Cash $ 3.3m Shares outstanding 16.85 m Debt $ 0 Market Cap $44.0m 20

Income Statement Highlights Annual Revenue 2017 $14.6 MILLION Annual Revenue 2018 $5.6 Adjusted EBITDA Gross Profit 2018 2018 $(0.6) $25.0 2017 $(0.6) MILLION $3.8 Gross Profit 2017 21

Non - GAAP 8/19/2019 22